                           PERFORMANCE BONUS PLAN FOR
                       CHIEF EXECUTIVE OFFICER & PRESIDENT
                                 ROBERT BERGLASS

1. Bonuses will be based on net, after tax, income (after accruing for bonuses) per the audited financial statements of DEP Corporation.

2. This bonus program applies for a three year period covering the fiscal years ending July 31, 1998, 1999 and 2000.

3. A bonus would be paid only if DEP exceeds the net projected income levels in the multi-year Court Plan that was approved by the Board in 1996 in connection with the Chapter 11 proceedings (the "Plan Net Income"), as follows:

               Fiscal Year Ending                  Plan Net Income
               ------------------                  ---------------
               July 31, 1998                       $3,392,000
               July 31, 1999                       $4,455,000
               July 31, 2000                       $5,166,000

4. The bonus would be a percentage of net, after tax income, and after bonus accrual as follows:

                                                             Fiscal Year Ending July 31,
                                                          ---------------------------------
                                                          1998          1999           2000
                                                          ----          ----           ----
        A.     If Plan Net Income is met or exceeded
               in any year:                               5.0%          5.0%           5.0%

        B.     If Plan Net Income is met or exceeded
               for two consecutive years:                               7.5%           7.5%

        C.     If Plan Net Income is met or exceeded
               for three consecutive years:                                           10.0%

5. For example, if the Plan Net Income is achieved for all three fiscal years, the figures would be as follows:

                                                   Fiscal Year Ending July 31,
                                         ------------------------------------------------
                                            1998               1999               2000
                                         ----------         ----------         ----------
        Net Income                       $3,392,000         $4,455,000         $5,166,000

        Percentage bonus achieved                 5%               7.5%                10%

        Bonus amount                     $  169,600         $  334,125         $  516,600


                                  Exhibit 10.15